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                                                               EXHIBIT (a)(1)(L)


                                INSTRUCTION FORM
                  RE: THE HARTFORD INVESTMENT AND SAVINGS PLAN
                              (THE "SAVINGS PLAN")

To Trustee:

     I am a participant in the above Savings Plan and, as such, I received a copy of the Offer to Purchase, dated May 24, 2000, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to the Offer by Hartford Fire Insurance Company, a wholly owned subsidiary of The Hartford Financial Services Group, Inc., to purchase all of the outstanding shares of Class A Common Stock (the "Shares") of Hartford Life, Inc., at a price of $50.50 per Share, net to the seller in cash, without interest thereon (described in the Offer), including those Shares held in the accounts established under the Savings Plan. Note that under the terms of the Savings Plan, if a participant does not timely instruct the Trustee whether or not to tender, the Trustee will not tender unless otherwise required to do so under applicable law.

     I hereby direct you to:

     [ ] Tender all Shares held in my account.

     [ ] Tender only      % (insert number in whole percents) of such Shares.

     [ ] Do not tender any such Shares.

                       Name:
                       ---------------------------------------------------------
                                            (Please Print)

                       ---------------------------------------------------------
                                      (Signature of Participant)

                       Address:
                       ---------------------------------------------------------

                       ---------------------------------------------------------
                                          (Include Zip Code)

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                                      (Taxpayer Identification or
                                        Social Security Number)

                       ---------------------------------------------------------
                                                (Date)

                PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM
                       PROMPTLY IN THE ENVELOPE PROVIDED

                     THE INSTRUCTION FORM MUST BE RECEIVED
                  NO LATER THAN 5:00 P.M., NEW YORK CITY TIME,
                 ON JUNE 15, 2000 UNLESS THE OFFER IS EXTENDED